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                       U.S. SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D.C.


                                     FORM 8-K


                                  CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                   July 13, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             Northern Dancer Corporation
               -----------------------------------------------------
                Exact Name of Registrant as Specified in its Charter





        Colorado                     33-9640-LA              68-0133692
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number





                       370 - 17th Street, Suite 2300
                           Denver, Colorado 80202
         ---------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (303) 572-5000
           ---------------------------------------------------
            Registrant's Telephone Number, Including Area Code





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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         (a) On July 13, 1998, Northern Dancer Corporation (the "Registrant"), engaged Schumacher & Associates, Inc. as its independent accountants for the fiscal year ended March 31, 1998. Also on July 13, 1998, Hein & Associates was dismissed as the Registrant's independent accountants.

         (b) Hein & Associates's report on the Registrant's financial state-ments for the years ended March 31, 1996 and 1997, contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

         (c) The Registrant's Board of Directors made the decision to engage Schumacher & Associates, Inc. The Registrant has no audit or similar committee.

         (d) In connection with the prior audit for the year ended March 31, 1997, and during the interim period from March 31, 1997 to July 13, 1998, there have been no disagreements with Hein & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         (e) The Registrant did not consult with Schumacher & Associates, Inc. with regard to any matter concerning the application of accounting princples to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

         (f) The Registrant has requested that Hein & Associates review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

         (a)  EXHIBITS.

                  Exhibit 16.  Letter from Hein + Associates LLP



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     NORTHERN DANCER CORPORATION



Dated: July 16, 1998                 By:/s/ Joseph E. O'Connor
                                        Joseph E. O'Connor, President